UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2014

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1313 South Killian Drive, Lake Park, Florida	33403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 328-6488

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

On July 29, 2014, our board of directors authorized the issuance of the following shares of Series MX Convertible Preferred Stock:

Date of Issuance	Class of Security Issued	Subscriber Category	Number of Shares Issued	Consideration Value (1)
7/29/2014	MX Preferred	Outside Director (2)	1,875	$30,000

7/29/2014	MX Preferred	Controller (3)	782	$12,500

7/29/2014	MX Preferred	Executive Officer (3)	3,125	$50,000

7/29/2014	MX Preferred	Corporate Counsel (4)	1,563	$25,000

		Total Shares	7,345

(1) Calculated in each case on the basis of each share of Series MX Convertible Preferred Stock carrying a value of $16.00 per share, which was arrived at on the basis of a value attributable to our common stock of $.0064 per share, which was the publicly quoted closing price of our common stock on July 29, 2014

(2) Shares to be issued in lieu of cash for partial director’s fees accrued and unpaid from October 2012 through March 2014.

(3) Shares to be issued in lieu of cash for partial payroll accrued and unpaid from October 2012 through March 2014.

(4) Shares to be issued in lieu of cash for certain legal fees accrued from January 2014 through July 2014.

For these unregistered issuances, we relied on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the absence of general solicitation, (ii) representations obtained from the subscriber recipients regarding their respective qualification/accreditation, (iv) the provision of appropriate disclosure, and (v) the placement of a restrictive legend on the certificates reflecting the securities coupled with investment representations obtained from the respective subscriber recipients.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINDEX.COM, INC.

Dated: August 1, 2014	By:	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer